UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: October 4, 2005
(Date of earliest event reported)

NATHANIEL ENERGY CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-27783	84-1572525
(State or Other Jurisdiction Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

8001 S. Interport Blvd., Englewood, Colorado 80112
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 690-8300
____________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

Stock Purchase Agreement

Nathaniel Energy Corporation and Richard C. Strain entered into and closed a Stock Purchase Agreement pursuant to which Nathaniel purchased 4,900 shares of common stock of its 51% subsidiary, Nathaniel Energy Oklahoma Holdings Corporation (“NEOHC”) for $3,354,210. The purchase price shall be increased if Nathaniel sells substantially all of its assets within 12 months following the date of the stock purchase agreement, by 49% of the price for Nathaniel’s assets in excess of $16,200,000. The NEOHC shares purchased represent 49% of NEOHC. As a result of this acquisition, NEOHC became a wholly-owned subsidiary of Nathaniel.

The purchase price was paid by a $3,354,210 promissory note from Nathaniel to Mr. Strain, which is payable on demand by Mr. Strain at any time after December 31, 2005, or earlier on the date of the commencement of any bankruptcy or insolvency proceedings against Nathaniel, if any. Nathaniel has the right to pre-pay the promissory note at any time without penalty. The promissory note bears interest at the prime rate plus 1.5% annually.

Nathaniel’s obligations under the promissory note are secured by a first priority security interest in all of Nathaniel’s assets and a pledge of the NEOHC shares that Nathaniel purchased.

The signatures on the stock purchase agreement, the promissory note and the related documents were released from escrow on October 4, 2005 and they were effective as of September 29, 2005.

Richard Strain beneficially owns approximately 29,218,333 shares, or approximately 41.3% of Nathaniel’s issued and outstanding common stock. Mr. Strain has the irrevocable right to an additional 20,000,000 shares which Nathaniel plans to issue once it files an amendment to its certificate of incorporation, which among other things, will increase the number of Nathaniel’s authorized common stock to enable Nathaniel to issue those shares. Nathaniel anticipates that it will file the amendment to its certificate of incorporation on or about October 12, 2005. Giving effect to the issuance of those additional 20,000,000 shares, Mr. Strain will beneficially own approximately 49,218,333 shares, or approximately 54.3% of Nathaniel’s issued and outstanding shares of common stock.

Nathaniel also owes Mr. Strain principal plus interest of approximately $9,900,000 of indebtedness which is secured by a first priority security interest in Nathaniel’s assets.

Two of Nathaniel’s directors, Karen Smythe and William Mulrow, are Mr. Strain’s daughter and son-in-law, respectively. (Ms. Smythe and Mr. Mulrow are not married to each other.)

Asset Purchase Agreement

Nathaniel, its wholly-owned subsidiary NEOHC and NEOHC’s wholly-owned subsidiary, MCNIC Rodeo Gathering, Inc. entered into an Asset Purchase Agreement with Midstream Energy Services, LLC pursuant to which NEOHC will sell the assets which comprises Nathaniel’s helium and gas processing facility and operations to Midstream. The purchase is $16,200,000 payable in cash at the closing, subject to adjustment as follows:

•	upward for any capital expenditures made by Nathaniel relating to the helium and gas operations from August 1, 2005.

•	upward for expenses incurred by Nathaniel from August 1, 2005 to operate the gas and helium assets.

•	upward for all amounts owed to Nathaniel or its affiliates as of the closing under the contracts which are included in the assets to be sold.

•
upward by up to $1,800,000 if Midstream and Colorado Interstate Gas enter into an agreement for nitrogen and/or air services which commences on or near January 1, 2007. This agreement, if entered into, is expected to replace the agreement between Nathaniel and Colorado Interstate Gas, which expires in December 2006, that is included in the assets being transferred.

•
downward for any expenses relating to the operation of the gas assets which are attributed to the period before closing that are unpaid at the closing, and the liability for which is transferred to the buyer.

•	downward for amounts due under the contracts which are included in the gas assets to be sold that are unpaid as of the closing, and the liability for which is transferred to the buyer.

•	downward for all funds, receivables and the like, that are attributable to the gas assets being sold, for all periods from August 1, 2005 to the extent retained by Nathaniel.

Midstream will assume all the liabilities under the contracts included in the gas assets being sold that arise after the closing date.

The closing is subject to the approval of Nathaniel’s stockholders, among other customary closing conditions.

The Asset Purchase Agreement also provides that Nathaniel will not negotiate with any third party for the sale of the assets covered by the Asset Purchase Agreement from the date of the agreement until March 31, 2006 if the transaction has not closed by then.

The Asset Purchase Agreement provides that if either party wrongfully terminates the Asset Purchase Agreement, the breaching party will pay the other party a termination fee of $2,000,000. Additionally if Nathaniel is the breaching party that wrongfully terminates the agreement, Nathaniel will reimburse Midstream for the expenses Midstream incurs in performing under the proposed agreement between Midstream and Colorado Interstate Gas that is described above, up to $3,000,000.

Nathaniel expects to use the proceeds from the sale of the assets as follows:

•	approximately $3,354,210 to satisfy the promissory note to Richard Strain that was issued in payment for the 49% interest in NEOHC.

•
approximately $9,900,000 to repay the outstanding indebtedness to Mr. Stain. There is currently no formal agreement between Nathaniel and Mr. Strain relating to the repayment of this debt, however Nathaniel has the right to prepay it without penalty.

•	the remainder of the sale proceeds for working capital, primarily to advance our Thermal Gasifier™ business, for overhead and for closing costs.

In the event the purchase price is adjusted upward so that the net purchase price is greater than $16,200,000, 49% of the adjustment will be payable to Richard Strain pursuant to the Stock Purchase Agreement between Nathaniel and Mr. Strain described above.

The signatures relating to the Asset Purchase Agreement were released from escrow on October 4, 2005, and the agreement was effective as of September 30, 2005.

The helium and gas operation accounted for approximately 96% of our revenues in the year ended December 31, 2004 and the six months ended June 30, 2005.

As noted above, we plan to satisfy approximately $13,200,000, or about 90%, of our debt from the proceeds from the sale of our gas and helium assets when we close the transaction. We expect that the funds from the sale of our gas and helium assets, after satisfying this indebtedness, will replace the revenue generated by our helium and gas processing business in the near term, and will provide operating capital funds for, among other things, furthering the commercialization of our Thermal Gasifiers™, advancing our mission to become an environmental partner with municipalities and commercial and industrial businesses for the diversion of solid waste from landfills, while providing an economically cost effective, clean energy alternative to fossil fuels worldwide, improving our current tire fuel processing operation and further advancing it toward a full service fuel procurement operation, overhead and closing costs.

Our operational plan focuses on three major business models in the commercialization of our Thermal Gasifier™ technology: licensing; creating energy infrastructures; and building, owning and operating small hydrocarbon-based waste-to-energy plants. We plan to seek project financing for the Thermal Gasifier™ projects that we develop. We are currently exploring Thermal Gasifier™ projects with several third parties, but we have not reached any terms or agreements for any projects. If we do not develop any projects for our Thermal Gasifier™ technology and generate revenue from those projects, or obtain project financing for any projects, in the next 12 to 18 months, we expect we will need additional financing to continue to advance our Thermal Gasifier™ business and our tire fuel processing operation. We cannot assure we will be able to develop any Thermal Gasifier™ projects or procure any needed capital in the foreseeable future.

FORWARD LOOKING STATEMENTS

Certain information contained in this report may include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and is subject to the safe harbor created by that act. The safe harbor created by the Securities Litigation Reform Act will not apply to certain “forward looking statements” because we issued “penny stock” (as defined in Section 3(a)(51) of the Securities Exchange Act of 1934 and Rule 3a51-1 under the Exchange Act) during the three year period preceding the date(s) on which those forward looking statements were first made, except to the extent otherwise specifically provided by rule, regulation or order of the Securities and Exchange Commission. We caution readers that certain important factors may affect our actual results and could cause such results to differ materially from any forward-looking statements which may be deemed to have been made in this Report or which are otherwise made by or on behalf of us. For this purpose, any statements contained in this report that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may”, “will”, “expect”, “believe”, “explore”, “consider”, “anticipate”, “intend”, “could”, “estimate”, “plan”, or “continue” or the negative variations of those words or comparable terminology are intended to identify forward-looking statements. Factors that may affect our results include, but are not limited to, the risks and uncertainties associated with:

o Risks that the Asset Purchase Agreement will not close.
o Risks that reductions in the purchase price for our gas and helium assets as a result of adjustments provided for in the Asset Purchase Agreement will result in less funds to Nathaniel.
o Our ability to raise capital necessary to implement our business plan.
o Our ability to execute our business plan and commercialize the Thermal Gasifier™ technology, including building Thermal Gasifiers™ that meet customers’ specifications and that meet local regulatory environmental and permit requirements.
o Risks related to dependency on a small number of customers.
o Our ability to satisfy our customers’ expectations.
o Our ability to employ and retain qualified management and employees.
o Changes in government regulations which are applicable to our business.
o The availability of a consistent, economically viable, and sustainable waste stream supply to fuel the Thermal Gasifier™ operations.
o Changes in the demand for our products and services, including the impact from changes in governmental regulation and funding for alternative energy.
o The degree and nature of our competition, including the reliability and pricing of traditional energy sources, economic viability of other alternative energy sources such as wind and solar power.
o Our ability to pay debt service on loans as they come due.
o Our ability to generate sufficient cash to pay our creditors.
o Disruption in the economic and financial conditions primarily from the impact of terrorist attacks in the United States and overseas, threats of future attacks, police and military activities and other disruptive worldwide political events.

We are also subject to other risks detailed from time to time in other Securities and Exchange Commission filings and elsewhere in this report. Any one or more of these uncertainties, risks and other influences could materially affect our results of operations and whether forward-looking statements made by us ultimately prove to be accurate. Our actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: October 6, 2005
NATHANIEL ENERGY CORPORATION By: /s/ George A. Cretecos George A. Cretecos, Chief Executive Officer